Exhibit 10.1

voxeljet AG

Paul-Lenz-Straße 1a

86316 Friedberg

Germany

September 29, 2022

IRREVOCABLE UNDERTAKING

In order to make the best use of the strategic potential of the business areas in which it is active, voxeljet AG (“Company”) wishes to strengthen its financial resources by increasing its share capital as described in detail in the offer letter attached to this irrevocable undertaking (“Offer Letter”).  Terms in capital letters used in this irrevocable undertaking (“Undertaking”) and not defined herein have the meaning attributed to them in the Offer Letter.  The undersigned investor (“Investor”) wishes to participate in this capital increase by acquiring a certain number of New ADSs.

1.	UNDERTAKINGS OF THE INVESTOR
1.1

The Investor hereby undertakes to acquire the number of New ADSs representing the New Shares set forth on the signature page hereto (“Investor’s ADSs”) against payment of the Purchase Price for each Investor’s ADS.

1.2	The Investor hereby undertakes to pay the Purchase Price for the Investor’s ADSs as follows on the date hereof:
(a)

The Issuing Amount multiplied by the number of the Investor’s ADSs by wire transfer of immediately available funds in Euros, net of all bank charges, to the account of the Company at Baader Bank AG (BIC: BDWBDEMMxxx) with the international account no. IBAN DE42 7003 3100 0041 5790 04.  The wire transfer shall have the reference “Capital Increase 2022” and shall be credited to such account one day (on which banks in Munich, Germany, are open for business) after the date hereof.

(b)

The remainder of the Purchase Price, i.e. the Purchase Price minus the Issuing Amount for each of the Investor’s ADSs, multiplied by the number of the Investor’s ADSs by wire transfer of immediately available funds in United States Dollars, net of all bank charges, as directed by A.G.P./Alliance Global Partners, the placement agent for the offering.

2.	REPRESENTATIONS OF THE INVESTOR
2.1

The Investor hereby represents by way of an independent guarantee that it is financially sound and able to fulfil all its obligations under this Undertaking when they become due and that it owns sufficient financial means to acquire the Investor’s ADSs at the Purchase Price.

2.2

The Investor has not received a prospectus or other offering document (other than the Offer Letter) in connection with its acquisition of the Investor’s ADSs and has not relied on any information relating to the Company in connection with the acquisition of the Investor’s ADSs other than the effective registration statement on Form F-3 under the Securities Act (File No. 333-255911) previously filed with the SEC and declared effective on May 14, 2021, the Offer Letter and information which is publicly available and which the Investor has deemed adequate for purposes of its purchase of the Investor’s ADSs.

2.3

The Investor understands that neither the Company nor any of its affiliates, nor any person acting on its or their behalf accepts any liability or responsibility for any additional information or representation which has otherwise been made, or made available, to it, whether at the date of publication, the date of this letter or otherwise.

2.4

In making its investment decision, (i) the Investor has relied on its own examination of the Company and the terms of the Investor’s ADSs, including the merits and risks involved, (ii) the Investor has made its own assessment of the Company, the Investor’s ADSs and the terms of the acquisition of the Investor’s ADSs based on the information contained in the Offer Letter and this Undertaking, (iii) the Investor has consulted with its own independent advisors or otherwise has satisfied itself concerning, without limitation, the effects of United States federal, state and local income tax laws and foreign tax laws generally (including the effects of the Company’s possible status as a “Passive Foreign Investment Company” for purposes of the US federal income tax laws) and the Employee Retirement Income Security Act of 1975, as amended, the US Investment Company Act of 1940, as amended and the Securities Act and (iv) the Investor has received all information that it believes is necessary or appropriate in order to make its investment decision in respect of the Company and the Investor’s ADSs.

2.5

The Investor is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

2.6

The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Investor’s ADSs, is able to bear the economic risk of an investment in the Investor’s ADSs and acknowledges that it could lose its entire investment.  The Investor is acquiring the Investor’s ADSs for its own account or for one or more accounts as to each of which it exercises sole investment discretion for investment purposes and not with a view to any distribution or resale of the Investor’s ADSs, directly or indirectly, in the United States or otherwise in violation of the securities laws of the United States or any other country.

2.7	The Investor has the power and authority both to carry on the activities in which it is engaged and to purchase the Investor’s ADSs.
2.8

This Undertaking and any other documents that have been executed and delivered in connection herewith have been duly authorized, executed and delivered and are legal, valid and binding obligations enforceable against the Investor in accordance with their respective terms.

2.9

All undertakings, agreements, covenants, representations and warranties the Investor has made in this Undertaking are unconditional and irrevocable and shall survive the execution and delivery hereof.  The Investor shall promptly notify the

Company in writing upon discovering that any of the undertakings, agreements, covenants, representations or warranties made herein was false when made or has, as a result of changes in circumstance, become false or misleading or been breached.  Until such notice to the Company, the Company may rely on the representations, warranties, undertakings, covenants and agreements contained herein in connection with any matter related to the Investor’s investment in the Investor’s ADSs.  The Investor will execute, deliver, acknowledge and file any and all further documents and provide any and all further information which the Company may reasonably deem necessary or appropriate in connection with such representations, warranties, undertakings, covenants and agreements.

2.10	The Investor represents that, to its knowledge, its acquisition of the Investor’s ADSs is and will be in full compliance with all applicable laws and regulations.
3.	MISCELLANEOUS
3.1	This Undertaking, including this provision, may only be amended by written instrument signed by the Company and the Investor.
3.2

Should any provision of this Undertaking be held wholly or in part invalid or unenforceable, the validity or enforceability of the other provisions shall not be affected thereby.  The invalid or unenforceable provision shall be replaced by a valid and enforceable provision which comes as close as possible to the economic and commercial objective of the provision to be replaced.  The same shall apply accordingly in the event of any omissions in this Agreement.

3.3

This Undertaking may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

3.4

This Undertaking shall be of no further force and effect if the registration of the implementation of the capital increase described in the Offer Letter in the commercial register for the Company does not occur by the end of October 11, 2022 (ET), and in such event the Company will wire back any amounts paid by or on behalf of the Investor to the Company on October 12, 2022, payable in the United States Dollar equivalent of any Euros paid to the Company at the exchange rate in effect on October 12, 2022.

3.5	This Undertaking shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State.
3.6

Any right to trial by jury with respect to any dispute arising under this Undertaking or any transaction or conduct in connection herewith is waived.  Any dispute arising under this Undertaking may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Undertaking, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Undertaking and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Undertaking, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Undertaking to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor: ____________________________________________________________

Signature of Authorized Signatory of Investor: _____________________________________

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:________________________________________

Facsimile Number of Authorized Signatory: _____________________________________

Address for Notice to Investor: _______________________________________________

_______________________________________________________________________

Number of Investor’s ADSs: _________________________________________________

Aggregate Issuing Amount for the Investor’s ADSs: EUR __________________________

Aggregate Purchase Price for the Investor’s ADSs: USD __________________________

Investor’s DWAC for the Investor’s ADSs: ______________________________________

EIN Number: ____________________________________________________________

[SIGNATURE PAGE TO IRREVOCABLE UNDERTAKING – INVESTOR]

Acknowledged and agreed:

voxeljet AG by

Dr. Ingo Ederer	Rudolf Peter Franz
Vorstandsmitglied	Vorstandsmitglied

Address for notice:

voxeljet AG

Attention: CFO

Paul-Lenz-Straße 1a

86316 Friedberg

Germany

email: rudolf.franz@voxeljet.de

[SIGNATURE PAGE TO IRREVOCABLE UNDERTAKING – VJET]